EXHIBIT 4.91

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                                 BANKUNITED, FSB

                                       to

                              THE BANK OF NEW YORK

                                     Trustee

                                  -----------

                                    INDENTURE

                          Dated as of November 4, 1998

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                                  Senior Notes

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         INDENTURE, dated as of November 4, 1998, among BANKUNITED, FSB, a federally chartered savings bank (hereinafter called the "Bank") having its principal executive offices at 255 Alhambra Circle, Coral Gables, Florida 33134, and The Bank of New York, 101 Barclay Street, New York, New York 10286 (hereinafter called the "Trustee"), and the FEDERAL HOME LOAN BANK OF ATLANTA (hereinafter called the "FHLB of Atlanta") which has joined in this Indenture as a consenting party.

                              RECITALS OF THE BANK

         The Bank has duly authorized the issuance from time to time of its Senior Notes (hereinafter called the "Notes") of substantially the tenor and amount hereinafter set forth, and to provide therefor and to secure the Notes the Bank has duly authorized the execution and delivery of this Indenture.

         All things necessary to make the Notes, when executed by the Bank and authenticated and delivered by the Trustee hereunder and duly issued by the Bank, the valid obligations of the Bank, and to make this Indenture a valid agreement of the Bank, in accordance with their and its terms, have been done.

         NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal proportionate benefit of all Holders of the Notes, as follows:


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                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

SECTION 101.      Definitions.

         For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                  (1) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

                  (2) all accounting terms not otherwise defined herein have the meanings assigned to them from time to time in accordance with generally accepted accounting principles; and

                  (3) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not any particular Article, Section or other subdivision.

         "ACT" when used with respect to any Holder has the meaning specified in
Section 104.

         "ADJUSTED TREASURY RATE" means, with respect to any Redemption Date for a Designated Fixed Rate Note, the sum of (i) the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date, plus (ii) the Adjusted Treasury Rate Spread, if any, for such Note; provided, however, that in no event will the Adjusted Treasury Rate for such Note be less than the Minimum Adjusted Treasury Rate for such Note.

         "ADJUSTED TREASURY RATE SPREAD" means, with respect to a Designated Fixed Rate Note, the "Adjusted Treasury Rate Spread" as set forth in such Note.

         "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "AGENTS" mean the agents named in the Distribution Agreement.

         "AUTHENTICATING AGENT" means the Trustee or such other Person appointed by the Trustee pursuant to Section 612.


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         "BANK" means the Person named as the "Bank" in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Bank" shall mean such successor corporation.

         "BANK REQUEST" and "BANK ORDER" mean, respectively, a written request or order signed in the name of the Bank by the Chairman of the Board, a Vice Chairman of the Board, the President or a Vice President (any reference to a Vice President of the Bank herein shall be deemed to include any Vice President of the Bank whether or not designated by a number or word or words added before or after the title "Vice President"), and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Bank, and delivered to the Trustee.

         "BASE RATES" means the base rates for the interest rates applicable to Notes which bear a floating rate of interest as set forth in such Notes.

         "BOARD OF DIRECTORS" means either the board of directors of the Bank or any committee of that board duly authorized by that board to act with respect to any matter relating hereto.

         "BOARD RESOLUTION" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Bank to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "BUSINESS DAY" means any day which is not a Saturday or a Sunday and that in The City of New York and Atlanta, Georgia is not a day on which banking institutions are authorized or required by law, regulation or executive order to close and, with respect to which LIBOR is an applicable interest rate formula, is also a London Business Day. "London Business Day" means any day on which dealings in deposits in US Dollars are transacted in the London interbank market.

         "CALCULATION AGENT" means the Trustee or such other Person appointed by the Bank pursuant to Section 1506 hereof and includes any successor thereto.

         "CALCULATION DATE" shall mean the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date, maturity date or date of earlier redemption, as the case may be.

         "CODE" means the Internal Revenue Code of 1986, as it may be amended from time to time, and regulations of the United States Department of the Treasury promulgated thereunder.

         "COMPARABLE TREASURY ISSUE" means, with respect to a Designated Fixed Rate Note, the United States Treasury security selected by the Quotation Agent as having comparable scheduled payments of interest from the Redemption Date to the Maturity Date of such Note that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Note.


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         "COMPARABLE TREASURY PRICE" means, with respect to the Redemption Date for a Designated Fixed Rate Note, the average of the Reference Treasury Dealer Quotations for the Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or if the Quotation Agent obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

         "CORPORATE TRUST OFFICE" means the principal office of the Trustee at which at any particular time the corporate trust business shall be administered; at the date hereof the Corporate Trust Office of the Trustee is located at 101 Barclay Street, New York, New York 10286.

         "CREDIT AMOUNT" means the amount specified in the Letter of Credit up to which the Trustee is authorized to draw on the FHLB of Atlanta under the Letter of Credit, as such amount may be increased or reduced or reinstated from time to time in accordance with the terms hereof and of the Letter of Credit.

         "DEPOSITARY" means, with respect to Notes issuable or issued in whole or in part in the form of one or more Global Notes, the Person designated as Depositary by the Bank pursuant to Section 301 (or any successor thereto).

         "DESIGNATED FIXED RATE NOTE" means a Fixed Rate Note, the terms of which provide for the payment of a Redemption Premium upon the redemption of such Note.

         "DISTRIBUTION AGREEMENT" means the Distribution Agreement dated November 4, 1998 among the Bank and the Agents named therein, as it may from time to time be amended or supplemented.

         "DOLLARS" or "$" means a dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debt.

         "EVENT OF DEFAULT" has the meaning specified in Article Five.

         "FDIC" means the Federal Deposit Insurance Corporation, as from time to time constituted, or if at any time after the execution of this Indenture the FDIC is not existing and performing the duties now assigned to it, then the body performing such duties on such date.

         "FHLB OF ATLANTA" means the Federal Home Loan Bank of Atlanta and any successor thereto.

         "FIXED RATE NOTE" means a Note that bears interest at a fixed rate of interest.

         "GLOBAL NOTE" means a Note that pursuant to Section 301 is issued to evidence a Note, that is delivered to the Depositary or pursuant to the instructions of the Depositary and that shall be registered in the name of the Depositary or its nominee.

          "HOLDER" means a Person in whose name a Note is registered in the Note Register.


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         "INDENTURE" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

         "INTEREST PAYMENT DATE" when used with respect to any Note, means each date on which an installment of interest on such Note is due.

         "LETTER OF CREDIT" means (i) the Irrevocable Letter of Credit, in the form of Exhibit A to this Indenture, which has been delivered to the Trustee by the FHLB of Atlanta in compliance with the provisions of Section 1101 hereof, as the same may be amended or renewed from time to time in accordance with the terms hereof and thereof, or (ii) any Substitute Letter of Credit which is then in full force and effect and in the possession of the Trustee.

         "MATURITY" when used with respect to any Note means the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

         "MAXIMUM RATE OF INTEREST" means, with respect to each Note bearing interest at a fixed rate, the fixed rate of interest specified in such Note and, with respect to each Note bearing interest at a rate other than a fixed rate, the rate of interest specified in such Note as the "maximum interest rate," in each case calculated on the basis specified in such Note.

         "MINIMUM ADJUSTED TREASURY RATE" means, with respect to a Designated Fixed Rate Note, the "Minimum Adjusted Treasury Rate" as set forth in such Note.

         "MOODY'S" means Moody's Investors Service, Inc., located on the date hereof at 99 Church Street, New York, New York 10017, and includes any successor thereto.

         "NOTE ACCOUNT" means the special purpose trust account established by the Trustee pursuant to Section 1201.

         "NOTE ACCOUNT DEPOSIT DATE" means each date on which the Bank is required to remit immediately available funds to the Trustee for deposit in the Note Account pursuant to Section 1202(b).

         "NOTE FACE VALUE" means, at the time any determination thereof is to be made, an amount equal to the sum of (i) the aggregate principal amount of the Notes Outstanding, plus (ii) an amount equal to the maximum amount of interest with respect to each Note Outstanding which could accrue and be outstanding at any one time prior to the respective next immediately succeeding Interest Payment Date of each such Note Outstanding calculated at the Maximum Rate of Interest applicable to each such Note and based upon the assumption that there is no default in the payment of principal or such interest when due, plus (iii) an amount equal to the maximum amount of interest which could accrue on such Outstanding Note for an additional period of 27 calendar days calculated at the Maximum Rate of Interest applicable to each such Note, plus (iv) an amount equal to the maximum amount of Redemption Premium with respect to all Notes Outstanding which would be payable on the next succeeding Redemption Date for each such Note Outstanding, assuming in the case of each such Note Outstanding that such next


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succeeding Redemption Date is a date which occurs on the sixth calendar day after the next immediately succeeding Interest Payment Date for such Note.

         "NOTE REGISTER" has the meaning specified in Section 305.

         "NOTE REGISTRAR" means the Trustee or such other Person appointed by the Bank pursuant to Section 305 hereof and includes any successor.

         "OFFICERS' CERTIFICATE" means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the President or a Vice President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Bank, and delivered to the Trustee.

         "OPINION OF COUNSEL" means a written opinion of counsel, who may be counsel for the Bank or the FHLB of Atlanta (including, except as otherwise expressly provided in this Indenture, the in house general counsel for the Bank or the FHLB of Atlanta, as the case may be), and, in the case of an opinion of the Bank, who shall be reasonably acceptable to the FHLB of Atlanta.

         "ORIGINAL ISSUE DATE" means the date of issuance specified in each Note.

         "OTS" means the Office of Thrift Supervision, as from time to time constituted, or if at any time after the execution of this Indenture the OTS is not existing and performing the duties now assigned to it, the body performing such duties on such date.

         "OUTSTANDING" when used with respect to Notes means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

                  (i) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

                  (ii) Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee in trust for the Holders of such Notes, provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

                  (iii) Notes which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture;

provided, however, that in determining whether the Holders of the requisite principal amount of Notes Outstanding are present at a meeting of Holders of Notes for quorum purposes or have taken or concurred in any action under this Indenture, including the making of any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Bank or any other obligor upon the Notes or any Affiliate of the Bank or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee actually knows to be


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so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee certifies to the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Bank or any other obligor upon the Notes or any Affiliate of the Bank or such other obligor.

         "PAYING AGENT" means the Trustee or any Person authorized by the Bank to pay the principal of or interest on any Notes on behalf of the Bank.

         "PAYMENT DATE" means any Interest Payment Date, any Redemption Date and any date on which a payment of principal of any Note is due by the terms of such Note or this Indenture.

         "PERMITTED INVESTMENTS" has the meaning specified in Section 1203.

         "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "PREDECESSOR NOTES" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 306 in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

          "PRIMARY TREASURY DEALER" means a primary U.S. Government securities dealer in The City of New York.

         "QUOTATION AGENT" means the Reference Treasury Dealer specified as the Quotation Agent in the applicable Designated Fixed Rate Note, and its successors.

         "RECORD DATE" means a Regular Record Date or a Special Record Date.

         "REDEMPTION DATE" when used with respect to any Note to be redeemed means the date fixed for such redemption by or pursuant to this Indenture.

         "REDEMPTION PREMIUM" means, with respect to a Designated Fixed Rate Note, an amount equal to the present value, as determined by the Quotation Agent, of the scheduled payments of interest on such Note from the Redemption Date for such Note to but excluding the Maturity Date for such Note, discounted to such Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate.

         "REDEMPTION PRICE" when used with respect to any Note to be redeemed means the price at which it is to be redeemed pursuant to this Indenture.

         "REDEMPTION RECORD DATE" when used with respect to any Redemption Date means a date fixed by the Trustee pursuant to Section 1303.

         "REDUCTION CERTIFICATE" means a Reduction Certificate in the form of Exhibit D to the Letter of Credit, which has been delivered to the Trustee pursuant to Section 1103.


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         "REFERENCE TREASURY DEALERS" means: (i) Credit Suisse First Boston
Corporation, PaineWebber Incorporated and Prudential Securities Incorporated and their respective successors; PROVIDED, HOWEVER, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Quotation Agent shall substitute therefor another Primary Treasury Dealer, and (ii) two other Primary Treasury Dealers selected by the Quotation Agent.

         "REFERENCE TREASURY DEALER QUOTATIONS" means, with respect to each Reference Treasury Dealer and the Redemption Date for a Designated Fixed Rate Note, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealers at 5:00 p.m., New York City time, on the fourth Business Day preceding such Redemption Date.

         "REGULAR RECORD DATE" when used with respect to any Note means with respect to any Interest Payment Date, unless otherwise specified in such Note, the date 15 calendar days next preceding such Interest Payment Date (whether or not a Business Day); provided, however, that interest payable at Maturity shall be payable to the person to whom the principal of such Note shall be payable.

         "REIMBURSEMENT AGREEMENT" means the Letter of Credit Reimbursement Agreement, dated as of November 4, 1998, between the Bank and the FHLB of Atlanta pursuant to which the FHLB of Atlanta has agreed to issue the Letter of Credit, as the same may at any time be amended or modified and in effect.

         "RESPONSIBLE OFFICER" when used with respect to the Trustee means any Vice President (whether or not, designated by a number or a word or words added before or after the title "Vice President"), the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, any Senior Trust Officer or Trust Officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "SAIF" means the Savings Association Insurance Fund of the FDIC, and includes any successor thereto.

         "SPECIAL RECORD DATE" for the payment of any overdue installment of interest means a date fixed by the Trustee pursuant to Section 309.

         "S&P" means Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., located on the date hereof at 25 Broadway, New York, New York 10004, and includes any successor thereto.

         "STATED MATURITY" when used with respect to any Note means the date specified in such Note as the fixed date on which the principal of such Note is due and payable.

         "SUBSIDIARY" means any corporation, association or business trust at least a majority of the shares of Voting Stock of which is at the time owned, directly or indirectly, by the Bank or by one or more Subsidiaries or by the Bank and one or more Subsidiaries.


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         "SUBSTITUTE LETTER OF CREDIT" means any irrevocable letter of credit issued by the FHLB of Atlanta to the Trustee which complies with the provisions of Section 1104.

         "TRUSTEE" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor trustee.

         "VOTING STOCK" as applied to the stock (or the equivalent thereof, in the case of corporations incorporated outside the continental limits of the United States of America) of any corporation, means stock (or such equivalent) of any class or classes, however designated, having ordinary voting power for the election of a majority of the directors of such corporation, other than stock (or such equivalent) having such power only by reason of the happening of a contingency.

SECTION 102.      COMPLIANCE CERTIFICATES AND OPINIONS.

         Upon any application or request by the Bank to the Trustee to take any action under any provision of this Indenture, the Bank shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any other provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished pursuant to this Section.

         Every certificate or opinion furnished by the Bank to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include:

         (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

         (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 103.      FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

         In any case where several matters are required to be certified by, or covered by an opinion of any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters


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and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an officer of the Bank may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate of, or representations by, an officer or officers of the Bank stating that the information with respect to such factual matters is in the possession of the Bank, unless such counsel knows, or in the exercise of reasonable are should know, that the certificate or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104.      ACTS OF HOLDERS.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by (i) one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing, (ii) resolutions duly adopted by Holders voting in favor thereof, either in person or by proxy duly appointed in writing, at any meeting of Holders duly called and held in accordance with the provisions of Article Fourteen as indicated by the records of such meeting or (iii) any combination of any such instrument or instruments and any such resolutions. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments and, in the case of resolutions, a signed and verified record of such meeting as provided in Section 1406, are delivered to the Trustee and, where it is hereby expressly required, to the Bank. Such instrument or instruments and resolutions (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments or voting in favor of such resolutions. Proof of execution of any such instrument or of a writing appointing any such agent or proxy and execution by such agent or proxy shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Bank, if made in the manner provided in this Section.

         (b) The fact and date of execution of any such instrument or writing, or the authority of the Person executing the same, may be proved in any reasonable manner which the Trustee deems sufficient and in accordance with such reasonable rules as the Trustee may determine; and the Trustee may in any instance require further proof with respect to any of the matters referred to in this Section.

         (c) The principal amount and ownership of Notes, and the serial number(s) of the Notes held by any Person, shall be proved by the Note Register.


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         (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Trustee or the Bank in reliance thereon, whether or not notation of such action is made upon such Note.

SECTION 105.      NOTICES BY HOLDERS TO TRUSTEE AND BANK.

         Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

         (1) the Trustee by any Holder shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing with the Trustee at its Corporate Trust Office, or

         (2) the Bank by any Holder shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, to the Bank addressed to the attention of its Chief Financial Officer at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Bank.

SECTION 106.      NOTICES TO HOLDERS; WAIVER.

         Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder at his address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders, and any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given. In case, by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to give notice by mail, then such notification to the Holders as shall be made with the approval of the Trustee shall constitute sufficient notification to such Holders for every purpose hereunder.

SECTION 107.      NOTICES, ETC., BY PARTIES.

         (a) Any telephonic instructions, notices or other communications given to any party hereto (including the FHLB of Atlanta) by any other party hereto (including the FHLB of Atlanta) shall be confirmed in writing by the party giving the same in accordance with the provisions of this Section 107 (according to the recipient's written records), and, except as otherwise provided herein, the Trustee, the Bank or the FHLB of Atlanta, as the case may be,


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shall incur no liability for acting in accordance with such telephonic instructions, notices or other communications reasonably believed by it in good faith to be genuine.

         (b) Except where telephonic instructions or notices are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given to or made upon any parties hereto (including the FHLB of Atlanta) shall be in writing and shall be personally delivered or sent by first class mail, by express mail or similar service, or by facsimile or shall be electronically transmitted, and shall be deemed to be given for purposes of this Indenture on the day that such writing is received by the intended recipient thereof in accordance with the provisions of this Section
107. Unless otherwise sent or delivered in accordance with the foregoing provisions of this Section 107, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses indicated below, and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party below.

         If to the Trustee:

                  The Bank of New York
                  101 Barclay Street, Floor 21 West
                  New York, New York 10286
                  Attention: Corporate Trust Administration
                  Telephone: (212) 815-5939
                  Facsimile: (212) 815-5915

         If to the FHLB of Atlanta:

                  FEDERAL HOME LOAN BANK OF ATLANTA
                  1475 Peachtree Street, N.E.
                  Atlanta, GA 30309
                  Attention: Credit Operations Manager
                  Telephone: 404 888-8000
                  Facsimile: 404 888-5649

         If to the Bank:

                  BANKUNITED, FSB
                  255 Alhambra Circle
                  Coral Gables, Florida 33134
                  Attention: Clifford Hope, Chief Financial Officer
                  Telephone: (305) 569-2000
                  Facsimile: (305) 569-2026

         (c) If any day on which any notice, demand, instruction or other communication is given by any party hereto (including the FHLB of Atlanta) is not a Business Day, such notice, demand, instruction or other communication shall be deemed to have been given on the Business Day next succeeding such non-Business Day.

         (d) For purposes of this Indenture, any officer of the FHLB of Atlanta holding any of the following positions shall be authorized to act, and to give notices and instructions, on behalf of the FHLB of Atlanta: the Executive Vice President; the Senior Vice President and General Counsel; the Vice President - Credit Services; and the Vice President - Collateral Service or any other officer of the FHLB of Atlanta so authorized to act; provided the FHLB of Atlanta provides to the Trustee written notification of such other officer's authorization.

SECTION 108.      EFFECT OF READINGS AND TABLE OF CONTENTS.

         The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 109.      SUCCESSORS AND ASSIGNS.

         All covenants and agreements in this Indenture by the Bank shall bind its successors and assigns, whether so expressed or not.

SECTION 110.      SEPARABILITY CLAUSE.

         In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 111.      BENEFITS OF INDENTURE; ASSIGNMENT.

         Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture; provided, however, no party hereto (including the FHLB of Atlanta) may assign any of its rights or obligations hereunder, except with the prior written consent of all parties hereto (including the FHLB of Atlanta) or except as otherwise expressly permitted by the provisions of this Indenture.

SECTION 112.      GOVERNING LAW.

         This Indenture shall be governed by and construed in accordance with the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such State, without regard to the conflicts of laws principles thereof.

SECTION 113.      LEGAL HOLIDAYS.

         Unless otherwise specified in such Note, in any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or such Note) payment of principal, Redemption Premium, if any, or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date or at the Stated Maturity, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to and including such next succeeding Business Day.

SECTION 114.      BANK'S OBLIGATIONS.

         No recourse may be taken, directly or indirectly, against any stockholder, officer, member of the Board of Directors or employee of the Bank (or any predecessor or successor of the Bank) with respect to the Bank's obligations on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith.


                                   ARTICLE TWO

                                   NOTE FORMS

SECTION 201.      FORMS GENERALLY.

         The Notes shall be in the form established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. A copy of the form of Note established by action taken pursuant to a Board Resolution, and a copy of such Board Resolution shall be delivered to the Trustee at or prior to the delivery of the Bank Order contemplated by Section 301 for the authentication and delivery of Notes.

         The definitive Notes shall be printed, lithographed or engraved on steel engraved borders or may be produced by any combination of these methods or in any other manner, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

SECTION 202.      FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

         The Trustee's Certificate of Authentication on all Notes shall be in substantially the following form:

         This is one of the Notes described in the within-mentioned Indenture.

                              The Bank of New York,
                                           as Trustee

Dated:

                             By:
                                 ----------------------------------------------
                                 Authorized Signatory

                                  ARTICLE THREE

                                    THE NOTES

SECTION 301.      ISSUANCE AND AUTHENTICATION.

         (a) The aggregate principal amount of the Notes which may be authenticated and delivered from time to time under this Indenture shall be limited to such aggregate principal amount as may have been authorized for issuance by the Bank as evidenced by one or more Board Resolutions, exclusive of Notes authenticated and delivered under Sections 305 and 306. If at any time the Bank shall authorize for issuance an aggregate principal amount of the Notes which is greater than the aggregate principal amount theretofore authorized, then, prior to any issuance of Notes pursuant to such authorization, the Bank shall deliver to the Trustee and to Moody's and S&P one or more Board Resolutions evidencing such authorization.

         (b) From time to time during the term of this Indenture and in accordance with a Bank Order or procedures specified therein, the Trustee, in accordance therewith, shall complete, authenticate and deliver Notes pursuant to the provisions of this Section. Upon receipt of a Bank Order pursuant to this Section, the Trustee shall promptly notify the FHLB of Atlanta of the instructions so received.

         (c) In connection with the initial issuance of Notes, the Bank shall deliver to the Trustee:

                  (i) a Board Resolution authorizing and approving (A) the execution and delivery of this Indenture, and (B) the form of, authentication, execution and delivery at any time and from time to time of Notes;

                  (ii) the Letter of Credit and related documentation referred to in Section 1101;

                  (iii) a Bank Order directing the Trustee to authenticate and deliver Notes, which Bank Order shall establish and set forth the following for each such Note to be issued:

                  (1)      the Original Issue Date;

                  (2)      the Stated Maturity;

                  (3)      the principal amount of the Note;

                  (4) the rate (or manner of determining the same) at which the Note shall bear interest and the Interest Payment Dates on which such interest shall be payable;

                  (5) whether or not the Notes shall be issued in whole or in part in the form of a Global Notes and, if so, the Depositary for such Global Note;

                  (6) if such Note is a Fixed Rate Note, whether or not such Note shall be a Designated Fixed Rate Note, and if so, the Adjusted Treasury Spread, if applicable, and the Minimum Adjusted Treasury Rate for such Note; and

                  (7) any other terms of the Note (which terms shall not be inconsistent with the provisions of this Indenture);

                  (iv) an Officer's Certificate, dated no later than the date of authentication and delivery of such Notes, stating that (A) the Bank is not, and by the granting of the request then being made, will not be, in default under any of the provisions of this Indenture or the Reimbursement Agreement; (B) the issuance and authentication of such Notes will not conflict with, result in a breach of or constitute a default, or with the giving of notice or passage of time or both, would not constitute a default, under the charter or by laws of the Bank or result in such a default or violation; (C) no Event of Default hereunder or event of default under the Reimbursement Agreement has occurred which has not been cured; (D) each such Note has been duly and validly authorized by all necessary corporate action on behalf of the Bank; (E) each such Note has been validly executed by the Bank; (F) each such Note, when completed, authenticated and delivered pursuant hereto, will constitute the legal, valid and binding obligation of the Bank enforceable in accordance with its terms; and (G) all conditions precedent provided for in this Indenture relating to the authentication and delivery of the Notes in the aggregate principal amount specified in the aforesaid instructions or directions delivered to the Trustee have been complied with; and

                  (v) an Opinion of Counsel, dated no later than the date of the authentication and delivery of such Notes, stating that all conditions precedent provided for in this Indenture relating to the authentication and delivery of the aggregate principal amount of such Notes established by or pursuant to the authority granted in one or more Board Resolutions have been complied with and such Notes may lawfully be authenticated and delivered under this Indenture and that such Notes, when completed, authenticated and delivered by the Trustee and issued by the Bank, will constitute valid and legally binding obligations of the Bank, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors' rights or by general equity principles or by the rights of creditors of federally chartered savings banks the accounts of which are insured by the SAIF of the FDIC.

         (d) In connection with all subsequent issuances of Notes, the Bank shall deliver to the Trustee:

                  (i) a Bank Order relating to such Notes substantially to the same effect as the Bank Order required by Section 301(c)(iii);

                  (ii) an Officers' Certificate substantially to the same effect as the Officers' Certificate set forth in Section 301(c)(iv); and

                  (iii) an Opinion of Counsel substantially to the same effect as the Opinion of Counsel required by Section 301(c)(v).

         (e) Notwithstanding any directions or instructions of the Bank to issue any Notes pursuant to this Section, the Trustee shall not authenticate or deliver any Notes (i) if a

Responsible Officer of the Trustee has actual knowledge of any Event of Default that has occurred and is continuing, (ii) if a demand under the Letter of Credit has been made and a Responsible Officer of the Trustee has not received notice from the FHLB of Atlanta that the Credit Amount of the Letter of Credit has been reinstated in full or (iii) if a Responsible Officer of the Trustee has received a Bank Request pursuant to Section 401.

         (f) Notwithstanding any Bank Order to authenticate and deliver any Notes pursuant to this Section, the Trustee shall not authenticate or deliver any Notes if upon such authentication and delivery:

                           (i) the Note Face Value of Notes Outstanding,
                  together with the Note Face Value of all other Notes for which instructions to authenticate have been received by the Trustee (assuming such other Notes to be Outstanding), would exceed the Credit Amount; or

                           (ii) the aggregate principal amount of Notes
                  Outstanding, together with the aggregate principal amount of all other Notes for which instructions to authenticate have been received by the Trustee, would exceed the aggregate principal amount of Notes theretofore approved for issuance by or pursuant to authority granted by one or more Board Resolutions, exclusive of Notes authenticated and delivered under Sections 305 and 306.

         (g) No Notes shall be authenticated by the Trustee unless it shall have received all instructions, directions and/or accompanying documentation required pursuant to this Section. Notwithstanding any instructions or directions received by the Trustee pursuant to Section 301(b), if the Trustee shall receive, prior to the time of delivery of the relevant Notes, written or telephonic instructions (which telephonic instructions shall be promptly confirmed in writing) from the Bank or the FHLB of Atlanta not to authenticate or deliver Notes, which instructions may be specific with respect to a particular issue of Notes or may be general and applicable to all Notes authenticated and delivered, after receipt of such instructions until revoked or superseded by further written instructions from the Bank or the FHLB of Atlanta, the Trustee shall not authenticate or deliver Notes and, subject to Section 601, the Bank shall hold the Trustee harmless against liability arising from the Trustee's compliance with this provision.

SECTION 302.      DENOMINATIONS.

         The Notes shall be issuable only in registered form without coupons in a minimum denomination of $250,000 and any integral multiple of $1,000 in excess thereof.

SECTION 303.      EXECUTION, AUTHENTICATION AND DELIVERY; TERMS.

         The Notes shall all be executed on behalf of the Bank by its Chairman of the Board, a Vice Chairman of the Board, its President or one of its Vice Presidents and by its Secretary or one of its Assistant Secretaries under its corporate seal reproduced thereon or affixed thereto. The signature of any of these officers on the Notes may be manual or facsimile.

         Notes bearing the manual or facsimile Signatures of individuals who were at any time the proper officers of the Bank shall bind the Bank, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

         Forthwith upon the execution and delivery of this Indenture, or from time to time thereafter, Notes may be executed by the Bank and delivered to the Trustee for authentication, and, subject to Section 301, shall thereupon be authenticated and delivered by the Trustee upon Bank Order, without any further action by the Bank.

         Each Note shall be dated the date of its authentication and bear its Original Issue Date or the Original Issue Date of its Predecessor Note first in time and shall mature on the Stated Maturity set forth on the face of such Note. No Note shall have a Stated Maturity which (i) is less than nine months or more than 10 years or such later date as may be set by the Bank pursuant to a Board resolution from its Original Issue Date or (ii) is a date that is later than two Business Days prior to the Business Day on which the Letter of Credit expires.

         No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by or on behalf of the Trustee by manual Signature, and such certificate upon any Note shall be conclusive evidence that such has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

SECTION 304.      TEMPORARY NOTES.

         Pending the preparation of definitive Notes, the Bank may execute, and upon Bank Order, the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denominations, substantially of the tenor of the definitive Notes in lieu of which they are issued, with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as evidenced by their signatures on such Notes.

         If temporary Notes are issued, the Bank will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at each office or agency of the Bank maintained for such purpose pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Bank shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations having the identical Original Issue Date, Stated Maturity and provisions with respect to payment of interest as such temporary Notes. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

SECTION 305.      REGISTRATION, TRANSFER AND EXCHANGE.

         The Bank shall cause to be kept at an office or agency to be maintained by the Bank in accordance with the provisions of Section 1002, a register (herein sometimes referred to as the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Bank shall provide for the registration of Notes and of transfers of Notes as herein provided. The

Trustee is hereby appointed "Note Registrar" for the purpose of registering Notes and transfers and exchanges of Notes as herein provided.

         Upon surrender for registration of transfer of any Note at any office or agency of the Bank maintained for such purpose pursuant to Section 1002, the Bank shall execute, and the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations of a like aggregate principal amount having the identical Original Issue Date, Stated Maturity and provisions with respect to payment of interest.

         At the option of the Holder, Notes may be exchanged for other Notes of any authorized denominations, of a like aggregate principal amount having the identical Original Issue Date, Stated Maturity and provisions with respect to payment of Redemption Premium, if any and interest, upon surrender of the Notes to be exchanged at such office or agency, and upon payment, if the Bank shall so require, of the charges hereinafter provided. Whenever any Notes are so surrendered for exchange, the Bank shall execute, and the Authenticating Agent shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

         All Notes issued upon any transfer or exchange of Notes shall be the valid obligations of the Bank, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered for such transfer or exchange.

         Every Note presented or surrendered for transfer or exchange shall (if so required by the Bank or the Authenticating Agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Bank, the Authenticating Agent and the Note Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

         No service charge to the Holder will be made for any transfer or exchange of Notes. The Bank may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Notes, other than exchanges expressly provided in this Indenture to be made at the Bank's own expense or without expense or without charge to the Holders.

         The provisions of Clauses (1), (2), (3) and (4) below shall apply only to Global Notes:

                  (1) Each Global Note authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Note or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Note shall constitute a single Note for all purposes of this Indenture.

                  (2) Notwithstanding any other provision in this Indenture, no Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Note or a nominee thereof unless (A) such Depositary (i) has notified the Bank that it is unwilling or unable to continue as Depositary for such Global Note or (ii) has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when the Depositary is required to be so registered to act as depositary, in each case unless the Bank has approved a successor Depositary within 90 days, (B) there shall have occurred and be continuing an Event of Default with respect to such Global Note, (C) the Bank in its sole discretion determines that such Global Note will be so exchangeable or transferable or (D) there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose as contemplated by Section 301.

                  (3) Subject to Clause (2) above, any exchange of a Global Note for other Notes may be made in whole or in part, and all Notes issued in exchange for a Global Note or any portion thereof shall be registered in such names as the Depositary for such Global Note shall direct.

                  (4) Every Note authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Note or any portion thereof, whether pursuant to this Section or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Note, unless such Note is registered in the name of a Person other than the Depositary for such Global Note or a nominee thereof.

         The Bank shall not be required (i) to issue, transfer or exchange any Note during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing or (ii) to transfer or exchange any Note so to be redeemed.

SECTION 306.      MUTILATED, DESTROYED, LOST AND STOLEN NOTES.

         If (i) any mutilated Note is surrendered to the Trustee, or the Bank and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Bank and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Bank or the Trustee that such Note has been acquired by a bona fide purchaser, the Bank shall execute and upon its request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a new Note of like tenor and principal amount, having the identical original Issue Date, Stated Maturity and provisions with respect to payment of Redemption Premium, if any, and interest and bearing a number not contemporaneously outstanding.

         In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Bank in its discretion may, instead of issuing a new Note, pay such Note.

         Upon the issuance of any new Note under this Section, the Bank may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

         Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Bank, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 307.      PERSONS DEEMED OWNERS.

         Prior to due presentation of a Note for registration or transfer, the Bank and the Trustee, or any agent of the foregoing, may treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving payment of principal of, Redemption Premium, if any, and (subject to Section 309) interest on, such Note and for all other purposes whatsoever whether or not such Note be overdue, and neither the Bank or the Trustee nor any agent of the Bank or the Trustee shall be affected by notice to the contrary.

SECTION 308.      CANCELLATION.

         All Notes surrendered for payment, redemption, transfer or exchange shall, if surrendered to the Bank or any agent of the Bank, be delivered to the Trustee and, if not already cancelled, shall be promptly cancelled by it. The Bank may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Bank may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of in accordance with the Trustee's policies and procedures in effect at such time.

SECTION 309.      PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED.

         Interest on any Note which is payable, and is punctually paid or duly provided for, on the applicable Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest (unless the Note or one or more Predecessor Notes is called for redemption on a date which is prior to such Interest Payment Date, in which case interest shall be paid thereon as provided in Article Thirteen), except that interest payable on the Stated Maturity of a Note shall be paid to the Person to whom principal is paid.

         Any interest on any Note which is payable, but is not timely paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of having been such Holder and the interest payment shall be made by the Bank, at its election, in each case, as provided in Clause (1) or (2) below:

                  (1) The Bank may elect to pay such overdue amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such overdue amounts, which Special Record Date shall be fixed in the following manner. The Bank shall notify the Trustee in writing of the amount of overdue interest proposed to be paid on each Note and the date of the proposed payment (which shall be at least 30 days after the date of such notice), and at the same time the Bank shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such overdue amounts or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled thereto as in this paragraph provided; thereupon the Trustee shall fix a Special Record Date for the payment of such overdue amounts, which Special Record Date shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 15 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Bank of such Special Record Date and, in the name and at the expense of the Bank, shall cause notice of the proposed payment of such overdue interest and the Special Record Date therefor to be mailed, first class postage prepaid, not less than 10 days prior to such Special Record Date, to each Holder at his address as it appears in the Note Register as of the date of such notice, and such overdue interest shall be paid to the Persons in whose names the Notes (or their respective predecessor Notes) are registered as of the close of business on such Special Record Date.

                  (2) The Bank may make payment of any overdue interest in any other lawful manner if, after notice given by the Bank to the Trustee of the proposed payment, such manner of payment shall be deemed practicable by this Trustee.

         Notwithstanding the foregoing, no such payment of overdue interest shall affect the status of the failure to pay interest on any Interest Payment Date as an Event of Default under Section 501.

         Subject to the foregoing provisions of this Section each Note delivered under this Indenture upon transfer or exchange for or in lieu of any other Note shall carry the rights to accrued and unpaid interest which were carried by such other Note.

SECTION 310.      COMPUTATION OF INTEREST.

         Except as otherwise specified as contemplated by Section 301, interest on the Notes for any period shall be computed on the basis of a 360- day year of twelve 30-day months and, for any period less than a full calendar month, the number of days elapsed in such month.


                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

SECTION 401.      SATISFACTION AND DISCHARGE OF INDENTURE.

         This Indenture shall upon Bank Request cease to be of further effect (except as to any surviving rights of transfer or exchange of Notes herein expressly provided for), and the Trustee, at the expense of the Bank, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, and shall make arrangements with the FHLB of Atlanta for surrender of the Letter of Credit, when

                  (1)      either

                           (A) all Outstanding Notes have been delivered to the
                  Trustee cancelled or for cancellation or the Trustee has received destruction certificates with respect thereto as provided in Section 308 hereof; or

                           (B) all Outstanding Notes not theretofore delivered
                  to the Trustee for cancellation have become due and payable and the Bank has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Notes which have become due and payable), or to the Stated Maturity or Redemption Date, as the case may be;

                  (2) the Bank has paid or caused to be paid all other sums payable hereunder by the Bank; and

                  (3) the Bank has delivered to the Trustee an Officers Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Bank to the Trustee under Section 607 shall survive.

SECTION 402.      APPLICATION OF TRUST MONEY.

         All money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment to the Persons entitled thereto, of the principal, Redemption Premium, if any, and interest for the payment of which money has been deposited with the Trustee.

                                  ARTICLE FIVE

                                    REMEDIES

SECTION 501.      EVENTS OF DEFAULT.

         "EVENT OF DEFAULT" wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (1) default in the payment of any interest upon any Note when it becomes due and payable and continuance of such failure for a period of more than two Business Days; or

                  (2) default in the payment of the principal of, or Redemption Premium, if any, on any Note when and as the same shall become due whether at its maturity, call for redemption or otherwise; or

                  (3) failure of the Trustee to receive notice from the FHLB of Atlanta within five Business Days after a draw on the Letter of Credit that the Credit Amount of the Letter of Credit has been reinstated in full; or

                  (4) any failure to maintain the Letter of Credit in full force and effect until its expiration date and any change whatsoever in the terms of the Letter of Credit which is not expressly permitted by the provisions of Article Eleven; or

                  (5) failure on the part of the Bank duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Bank in the Notes or in this Indenture contained, and continuance of such failure unremedied for a period of 30 days after the date on which written notice of such failure, requiring the Bank to remedy the same, shall have been given to the Bank by the Trustee, or to the Bank and the Trustee by the holders of at least twenty-five percent (25%) in aggregate principal amount of the Notes at the time Outstanding; or

                  (6) a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator (or other similar official) shall be appointed to take or shall take possession of the Bank or any substantial part of its property without its consent, or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Bank in an involuntary case under any applicable bankruptcy, insolvency, moratorium or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator (or other similar official) of the Bank or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed in effect for a period of 90 consecutive days; or

                  (7) the Bank shall commence a voluntary case under any applicable bankruptcy, insolvency, moratorium or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, conservator, sequestrator (or other similar official) of the Bank or of any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall take any corporate action in furtherance of any of the foregoing.

SECTION 502.      ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

         If an Event of Default occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Notes Outstanding may declare the principal of all the Notes to be due and payable, by a notice in writing to the Bank (and to the Trustee if given by Holders), and upon any such declaration, such principal and, in the case of Designated Fixed Rate Notes, the Redemption Premium shall become due and payable by mandatory redemption pursuant to Section 1301; provided, however, that if the Letter of Credit, for any reason, is not in full force and effect, the Trustee or the Holders may declare the principal of, and, in the case of Designated Fixed Rate Notes, the Redemption Premium on, all the Notes to be due and payable immediately; provided further, that if an Event of Default set forth in clause
(6) or (7) of Section 501 shall occur and a receiver, conservator, liquidator, assignee, trustee or sequestrator (or other similar official) shall be appointed in respect of the Bank, no acceleration of maturity of the Notes or declaration thereof shall occur pursuant to this Section 502 unless and until consistent with the rights of such receiver or conservator (or similar official) under applicable law; provided further, however, that the foregoing proviso shall not apply if (i) any Event of Default other than those set forth in clauses (6) or
(7) shall have occurred and be continuing or (ii) the Notes are repudiated or the maturity of the Notes is accelerated by a receiver or conservator (or other similar official) or by a court.

         At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Notes Outstanding, by written notice to the Bank and the Trustee, or the Trustee if such declaration of acceleration has not been made by the Holders of Notes, by written notice to the Bank, may rescind and annul such declaration and its consequences if

                  (1) the Bank has paid or deposited with the Trustee a sum sufficient to pay

                           (A) all overdue installments of interest on all
                  Notes,

                           (B) the principal of any Notes which have become due
                  otherwise than by such declaration of acceleration and interest thereon at the respective rates borne by such Notes,

                           (C) to the extent that payment of such interest is
                  lawful, interest upon overdue installments of interest at the respective rates borne by such Notes, and

                           (D) all sums paid or advanced by the Trustee
                  hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

                  (2) all Events of Default, other than the non-payment of the principal of, or Redemption Premium, if any, on Notes which have become due solely by such acceleration, have been cured or waived as provided in Section 513; and

                  (3) notice of redemption has not been given pursuant to
         Section 1303.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 503.      COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT
                  BY TRUSTEE.

         The Bank covenants that if

                  (1) default is made in the payment of any installment of interest on any Note when such interest becomes due and payable and such default continues for a period of more than two Business Days, or

                  (2) default is made in the payment of the principal of, or Redemption Premium, if any, on any Note at the Maturity thereof, the Bank will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal, Redemption Premium, if any, and interest, with interest upon the overdue principal and Redemption Premium, if any, and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rates borne by the Notes; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         If the Bank fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Bank or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Bank or any other obligor upon the Notes, wherever situated. Without limiting the generality of the foregoing, if the FHLB of Atlanta fails to make payment under the Letter of Credit after a proper demand for payment has been made by the Trustee, in its own name and as trustee of an express trust, the Trustee may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the FHLB of Atlanta in the manner provided by law out of the property of the FHLB of Atlanta.

         If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 504.      TRUSTEE MAY FILE PROOFS OF CLAIM.

         In case of the pendency of any conservatorship or receivership or any insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other similar proceeding relative to the Bank or any other obligor upon the Notes or the property of the Bank or of such other obligor or their creditors or relating to the FHLB of Atlanta, the Trustee (irrespective of whether the principal or Redemption Premium, if any, of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made a demand on the Bank for the payment of overdue principal, Redemption Premium, if any, or interest or shall have made any drawing under the Letter of Credit) shall be entitled and empowered, by intervention in such proceeding or otherwise,

                  (i) to file and prove a claim for the whole amount of principal, Redemption Premium, if any, and interest owing and unpaid in respect of the Notes or for the Credit Amount of the Letter of Credit and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such proceeding, and

                  (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any conservator, receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept, or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 505.      TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF NOTES.

         All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

SECTION 506.      APPLICATION OF MONEY COLLECTED.

         Any money collected by the Trustee pursuant to this Article, other than
(i) any money received by the Trustee as a result of any demand for payment under the Letter of Credit or (ii) any money held in trust for the benefit of Holders of Notes, shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, Redemption Premium, if any, or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

         FIRST: To the payment of all amounts due the Trustee under Section
607;

         SECOND: To the payment of the amounts then due and unpaid for interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for interest;

         THIRD: To the payment of the amounts then due and unpaid for principal and Redemption Premium, if any, on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal and Redemption Premium, if any; and

         FOURTH: The balance, if any, to the Bank.

SECTION 507.      LIMITATION ON SUITS.

         No Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                  (1) such Holder has previously given written notice to a Responsible Officer of the Trustee of a continuing Event of Default;

                  (2) the Holders of not less than 25% in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                  (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

                  (4) the Trustee for 30 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding;

                  (5) no direction inconsistent with such written request has been given to the Trustee during such 30-day period by the Holders of a majority in principal amount of the Outstanding Notes; and

                  (6) such Event of Default is continuing;

it being understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Notes.

SECTION 508.      UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL
                  AND INTEREST.

         Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right which is absolute and unconditional to receive payment of the principal of, and (subject to Section 309) interest on, such Note on the Stated Maturity expressed in such Note (or, in the case of redemption, principal of, Redemption Premium, if any, and (subject to Section 309) interest on such Note on the Redemption Date fixed for such Note) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

SECTION 509.      RESTORATION OF RIGHTS AND REMEDIES.

         If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Bank, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510.      RIGHTS AND REMEDIES CUMULATIVE.

         No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511.      DELAY OR OMISSION NOT WAIVER.

         No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 512.      CONTROL BY HOLDERS.

         The Holders of a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that

                  (1) such direction shall not be in conflict with any rule of law or with this Indenture, and

                  (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 513.      WAIVER OF PAST DEFAULTS.

         The Holders of not less than a majority in principal amount of the Outstanding Notes may, at any time prior to the giving of notice of redemption pursuant to Section 1303, on behalf of the Holders of all the Notes waive any past default hereunder and its consequences, except a default

                  (1) in the payment of the principal of, Redemption Premium, if any, or interest on any Note, or

                  (2) of the type specified in Section 501(3), or

                  (3) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

         Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 514.      UNDERTAKING FOR COSTS.

         All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Note on or after the Stated Maturity expressed in such Note (or, in the case of redemption, principal of, Redemption Premium, if any, or interest on or after the Redemption Date).

SECTION 515.      WAIVER OF USURY, STAY OR EXTENSION LAWS.

         The Bank covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Bank (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 516.      CALCULATION OF ORIGINAL ISSUE DISCOUNT

         The Bank shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount accrued on Notes Outstanding as of the end of such year and (ii) such other specific information relating such original issue discount as may then be relevant under the Code.

                                   ARTICLE SIX

                                   THE TRUSTEE

SECTION 601.      CERTAIN DUTIES AND RESPONSIBILITIES.

         (a)  Except during the continuance of an Event of Default,

                  (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee;

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not on their face they conform to the requirements of this Indenture; and

         (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

         (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

                  (1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

         (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 602.      NOTICE OF DEFAULTS.

         Within 60 days after the occurrence of any default hereunder, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Note Register, notice of such default hereunder actually known to a Responsible Officer of the Trustee, unless such default shall have been cured or waived; PROVIDED, HOWEVER, that, except in the case of a default in the payment of the principal of, Redemption Premium, if any, or interest on any Note or an Event of Default of the type specified in Section 501(3), the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders; and PROVIDED, FURTHER, that in the case of any default of the character specified in Section 501(5), no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "DEFAULT" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

SECTION 603.      CERTAIN RIGHTS OF TRUSTEE.

Except as otherwise provided in Section 601:

         (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) any request or direction of the Bank mentioned herein shall be sufficiently evidenced by a Bank Request or Bank Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

         (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate;

         (d) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

         (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

         (f) the Trustee shall not be bound to make any investigation into facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Bank, personally or by agent or attorney; and

         (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

SECTION 604.      NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF NOTES.

         The recitals contained herein and in the Notes, except the Trustee's certificate of authentication, shall be taken as the statements of the Bank, and the Trustee or any Authenticating Agent assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee represents that it is duly authorized to execute and deliver this Indenture and to perform its duties hereunder. The Trustee or any Authenticating Agent shall not be accountable for the use or application by the Bank of Notes or the proceeds thereof.

SECTION 605.      MAY HOLD NOTES.

         The Trustee, any Authenticating Agent, any Paying Agent the Note Registrar and any other agent of the Bank or the Trustee, in its individual or any other capacity, may become the owner or pledgee of, or may hold or acquire other rights in, Notes and may otherwise deal with the Bank with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Note Registrar or such agent.

SECTION 606.      MONEY HELD IN TRUST.

         Money held by the Trustee in trust hereunder need not be segregated from other trust funds except to the extent required by law or by the express provisions hereof. The Trustee shall not be under any liability for interest on any money received by it hereunder except as provided herein or otherwise agreed with the Bank.

SECTION 607.      COMPENSATION AND REIMBURSEMENT.

         The Bank agrees

                  (1) to pay to the Trustee from time to time such compensation as agreed upon from time to time in writing for all services rendered by it hereunder (which compensation shall not be limited by any provisions of law in regard to the compensation of a trustee of an express trust);

                  (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all expenses, disbursements and advances incurred or made by the Trustee in accordance with any provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                  (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

         The FHLB of Atlanta shall have no liability to the Trustee with respect to any sums payable to the Trustee under this Section 607 or otherwise hereunder.

         The provisions of this Section shall survive the termination of this Indenture.

SECTION 608.      CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.

         There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 subject to supervision or examination by Federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 609.      RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

         (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until (i) the acceptance of appointment by the successor Trustee under Section 610, (ii) a Substitute Letter of Credit has been issued by the FHLB of Atlanta to the successor Trustee conforming to the requirements of Section 1104 and (iii) the successor Trustee has established a Note Account.

         (b) The Trustee may resign at any time by giving written notice thereof to the Bank. If the requirements of paragraph (a) of this Section shall not have been satisfied within 30 days after the giving of such notice of resignation or removal, the resigning or removed Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Bank.

         (d) If at any time:

                  (1) the Trustee shall cease to be eligible under Section 608 and shall fail to resign after written request therefor by the Bank or by any Holder who has been a bona fide Holder of a Note for at least six months, or

                  (2) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Bank by a Board Resolution may remove the Trustee, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Bank, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Bank and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Bank. If no successor Trustee shall have been so appointed by the Bank or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (f) The Bank shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Notes at their addresses as shown in the Note Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 610.      ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

         Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Bank and the retiring Trustee an instrument accepting such appointment, and, subject to Section 609, the resignation or removal of the retiring Trustee shall thereupon become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Bank or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 607. Upon request of any such successor Trustee, the Bank and the FHLB of Atlanta shall execute any and all instruments reasonably determined by such parties to be necessary for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

         No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 611.      MERGER OR CONSOLIDATION.

         Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

SECTION 612.      APPOINTMENT OF AUTHENTICATING AGENT.

         As of the date of this Indenture and at any time when any of the Notes remain Outstanding, the Trustee may appoint an Authenticating Agent or Authenticating Agents with respect to any Notes which the Authenticating Agent or Authenticating Agents shall be authorized to act on behalf of the Trustee to authenticate, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the completion, authentication and delivery of Notes by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.

         Each Authenticating Agent shall be acceptable to the Bank and shall at all times be a corporation organized and doing business under the laws of the United States of America or of any State, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State Authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

         Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

         An Authenticating Agent may at any time resign by providing no less than 120 days advance written notice of resignation to the Trustee and to the Bank, unless the Bank agrees in writing to a shorter notice period, such resignation not to become effective prior to the date of appointment of a successor Authenticating Agent. The Bank or the Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Bank. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Bank and shall mail notice of such appointment to all Holders of Notes with respect to which such Authenticating Agent will serve, as their names and addresses appear on the Note Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

         The Bank agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

         If an appointment is made pursuant to this Section, the Notes may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication in the following form:

         This is one of the Notes referred to in the within-mentioned Indenture.


                                         --------------------------------------
                                                      As Trustee


                                       By:
                                            -----------------------------------
                                                As Authenticating Agent


                                       By:
                                            -----------------------------------
                                                  Authorized Signatory

                                  ARTICLE SEVEN

                      HOLDERS' LISTS AND REPORTS BY TRUSTEE

SECTION 701.      BANK TO FURNISH NAMES AND ADDRESSES OF HOLDERS.

         The Bank will furnish or cause to be furnished by the Note Registrar to the Trustee on a semi-annual basis, on each Regular Record Date for the Notes, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Bank of any such request, a list in such form as the Trustee may reasonably require containing all the information in the possession or control of the Bank as to the names and addresses of the Holders, obtained since the date as of which the next previous list, if any, was furnished; PROVIDED, HOWEVER, that no such list need be furnished so long as the Trustee is the Note Registrar. Any such list may be dated as of a date not more than 15 days prior to the time such information is furnished or caused to be furnished and need not include information received after such date.

SECTION 702.      PRESERVATION OF INFORMATION; COMMUNICATIONS TO HOLDERS.

         (a) The Trustee shall preserve, in as current a form as reasonably practicable, all information (i) as to the names and addresses of Holders contained in the most recent list furnished to it as provided in Section 701, and (ii) received by it in the capacity of Note Registrar hereunder.

         The Trustee may (i) destroy any list furnished to it as provided in
Section 701 upon receipt of a new list so furnished, (ii) destroy any information received by it as Note Registrar hereunder upon delivering to itself as Trustee, not earlier than 45 days after an Interest Payment Date, a list containing the names and addresses of the Holders obtained from such information since the delivery of the next previous list, if any, and (iii) destroy any list delivered to itself as Trustee which was compiled from information received by it as Note Registrar hereunder upon the receipt of a new list so delivered.

         (b) If three or more Holders (hereinafter referred to as "applicants") apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Note for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Indenture or under the Notes and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, at its election, either

                  (i) afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 702(a), or

                  (ii) inform such applicants as to the approximate number of Holders whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 702(a) and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

         If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder whose name and address appears in the information preserved at the time by the Trustee in accordance with Section 702(a), a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five Business Days after such tender, the Trustee shall mail to such applicants a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. In the event the applicants decide to proceed despite the Trustee's opinion and obtain an order of a court of competent jurisdiction directing the Trustee to mail the applicable material, the Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

         (c) Each and every Holder of the Notes, by receiving and holding the same, agrees with the Bank and the Trustee and the FHLB of Atlanta that neither the Bank nor the Trustee nor any Note Registrar nor the FHLB of Atlanta shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 702(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 702(b).

SECTION 703. REPORTS BY THE TRUSTEE TO THE FHLB OF ATLANTA AND THE BANK; NOTICE TO RATING AGENCY.

         (a) Within ten Business Days after the last day of each calendar month, the Trustee shall prepare a written statement showing the aggregate principal amount and the Note Face Value of all Notes Outstanding as of the last day of such month, which statement shall include the certificate identification number, Original Issue Date, Stated Maturity, principal amount and maximum Rate of Interest of each such Note and shall show the Note Face Value of each such Note by total principal amount of such Note having the same Original Issue Date, Stated Maturity and Maximum Rate of Interest. Such statement shall be signed by a Responsible Officer of the Trustee and shall be sent to the Bank by first class mail no later than the Business Day following the preparation of such statement.

         (b) The Trustee agrees to use its reasonable best efforts to give prior notice, and if unable, to promptly notify Moody's and S&P, if such rating agency is then rating the Notes, of:

                  (1) expiration, renewal, extension or replacement of the Letter of Credit;

                  (2) redemption or declaration of acceleration of the principal of the Notes;

                  (3) any amendment to this Indenture or the Letter of Credit;

                  (4) receipt by the Trustee of any amendment to the Reimbursement Agreement pursuant to Section 1105 or any Board Resolution authorizing an increase in aggregate principal amount of Notes which may be issued hereunder;

                  (5) any resignation or removal of the Trustee or appointment of a successor Trustee pursuant to Section 609 hereof; or

                  (6) any issuance of Notes hereunder.

         The Trustee shall incur no liability to Moody's or S&P or any other person for failure to provide such notice.


                                  ARTICLE EIGHT

                       CONSOLIDATION, MERGER, CONVEYANCE,
                                TRANSFER OR LEASE

SECTION 801.      BANK MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.

         The Bank shall not consolidate with or merge into any other corporation, association or other similar entity or entities (hereinafter referred to as "corporation" or "corporations") or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

                  (1) the corporation (if other than the Bank) formed by such consolidation or into which the Bank is merged or the Person which acquires by conveyance, transfer or lease the properties and assets of the Bank substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any state or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee and the FHLB of Atlanta, in form satisfactory to the Trustee and the FHLB of Atlanta, the due and punctual payment of the principal of, Redemption Premium, if any, and interest on all the Notes and the performance of every covenant of this Indenture on the part of the Bank to be performed or observed;

                  (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; and

                  (3) the Bank has delivered to the Trustee and the Bank an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 802.      SUCCESSOR CORPORATION SUBSTITUTED.

         Upon any consolidation or merger, or any conveyance, transfer or lease of the properties and assets of the Bank substantially as an entirety in accordance with Section 801, the Successor corporation formed by such consolidation or into which the Bank is merged or to which such conveyance transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Bank under this Indenture with the same effect as if such successor corporation had been named as the Bank herein; and in the event of any such conveyance or transfer (but not lease), the Bank (which term for this purpose shall mean the Person named as the "Bank" in the first paragraph of this instrument or any successor corporation which shall theretofore have become such in the manner prescribed in this Article) shall be discharged from all obligations and covenants under the Indenture and may be dissolved and liquidated.


                                  ARTICLE NINE

                             SUPPLEMENTAL INDENTURES

SECTION 901.      SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS.

         Subject to the written consent of the FHLB of Atlanta, without the consent of any Holders, the Bank, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                  (1) to evidence the succession of another corporation to the Bank, and the assumption by any such successor of the covenants of the Bank herein and in the Notes contained; or

                  (2) to add to the covenants of the Bank, for the benefit of the Holders of all or any Notes, to convey, transfer, assign, mortgage or pledge any property to or with the Trustee, or to surrender any right or power herein conferred upon the Bank; or

                  (3) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, PROVIDED such action shall not materially adversely affect the interests of the Holders; or

                  (4) to establish the form of Notes as permitted by Section 201; or

                  (5) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee; or

                  (6) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to qualify this Indenture (including any supplemental indenture), if necessary, under the Trust Indenture Act of 1939, or under any similar federal statute hereafter enacted, and to add to this Indenture such other provisions as may be expressly permitted by the Trust Indenture Act of 1939, excluding, however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act of 1939 as in effect at the date as of which this Indenture was executed or any corresponding provision in any similar federal statute hereafter enacted.

SECTION 902.      SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS.

         Subject to the written consent of the FHLB of Atlanta, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes, by Act of said Holders delivered to the Bank and the Trustee, the Bank, when authorized by a Board Resolution and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

                  (1) change the Stated Maturity of the principal of, or interest on, any Note, or reduce the principal amount thereof or the Redemption Premium or interest thereon, or change the coin or currency in which, any Note or the Redemption Premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

                  (2) reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture, or

                  (3) modify any of the provisions of this Section or Section 513 or Section 906, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Note affected thereby.

         It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 903.      EXECUTION OF SUPPLEMENTAL INDENTURES.

         In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

SECTION 904.      EFFECT OF SUPPLEMENTAL INDENTURES.

         Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this

Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 905.      REFERENCE IN NOTES TO SUPPLEMENTAL INDENTURES.

         Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Bank shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Bank and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

SECTION 906.      WAIVER OF COMPLIANCE BY HOLDERS OF NOTES.

         Anything in this Indenture to the contrary notwithstanding, any of the acts which the Bank is required to do or is prohibited from doing by any of the provisions of this Indenture may, to the extent that such provisions might be changed or eliminated by a supplemental indenture pursuant to Section 902 hereof upon consent of Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, be omitted or done by the Bank, if there is obtained the written consent thereto of the FHLB of Atlanta and of the Holders of not less than a majority of the aggregate principal amount of the Notes at the time Outstanding or the written waiver of compliance with any such provision or provisions signed by such Holders. The Bank agrees promptly to file with the Trustee and the FHLB of Atlanta a duplicate original of each such consent or waiver.


                                   ARTICLE TEN

                                    COVENANTS

SECTION 1001.     PAYMENT OF PRINCIPAL, REDEMPTION PREMIUM AND INTEREST.

         The Bank will duly and punctually pay the principal of, Redemption Premium, if any, and interest on the Notes in accordance with the terms of the Notes and this Indenture; PROVIDED, HOWEVER, that amounts properly withheld under the Code by any Person from a payment to any Holder of Notes shall be considered as having been paid by the Bank to such Holder for all purposes of this Indenture.

SECTION 1002.     MAINTENANCE OF OFFICE OR AGENCY; CALCULATION AGENTS.

         The Bank will maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be presented or surrendered for payment, where the issuance of Notes may be registered, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Bank in respect of the Notes and this Indenture may be served. The Bank initially appoints the Trustee as its agent for such purposes. The Trustee agrees to deliver promptly copies of all notices and demands to or upon the Bank received by the Trustee in such capacity.

         The Bank agrees that there shall at all times be one Calculation Agent in respect of the Notes that bear interest at a floating rate, and such Calculation Agent shall be a financial institution or investment bank and shall not control, be controlled by, or be under common control with, the Bank. In the event that the Calculation Agent is unwilling or unable to act as such Calculation Agent or shall fail to perform, the Bank shall promptly appoint a Calculation Agent (qualified as aforesaid) to act in its place. Pursuant to
Article 15 hereof, the Bank has appointed the Trustee as the initial Calculation Agent.

SECTION 1003.     MONEY FOR NOTE PAYMENTS TO BE HELD IN TRUST.

         Whenever the Bank shall have one or more Paying Agents for the Notes, the Trustee will, at the Bank's written request, on each Payment Date, withdraw from the Note Payment Account and wire transfer to such Paying Agent or Paying Agents, in Federal Reserve or other immediately available funds, a sum sufficient for the payment of the principal of or interest on the Notes so becoming due.

         The Bank will cause each Paying Agent for the Notes to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will hold all sums held by it for the payment of the principal of, Redemption Premium, if any, or interest on the Notes in trust for the benefit of the Holders of Notes entitled thereto until such sums shall be paid to such Holders or otherwise disposed of as provided herein.

         Any money deposited with the Trustee or any Paying Agent in trust for the payment of the principal of, Redemption Premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, Redemption Premium, if any, or interest has become due and payable shall be paid to the Bank on Bank Request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Bank for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Bank cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Bank.

         Any money deposited with the Trustee or any Paying Agent, in trust for payment of principal of, Redemption Premium, if any, or interest on any Note and which is unclaimed, shall only be invested in Permitted Investments with maturities of less than one day or held in the form of cash.

SECTION 1004.     MAINTENANCE OF EXISTENCE.

         Subject to the provisions of Article Eight and, except as otherwise specifically permitted in this Indenture, the Bank, at its own cost and expense, will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a depository financial institution deposits in which are insured by the FDIC.

SECTION 1005.     FURTHER ASSURANCES.

         From time to time, whenever reasonably demanded by the Trustee, the Bank will make, execute and deliver or cause to be made, executed and delivered any and all such further and other instruments and assurances, and will furnish such information, as may be reasonably necessary or proper to carry out the intention of or to facilitate the performance of the terms of this Indenture or to secure the rights and remedies hereunder of the Holders of the Notes.

SECTION 1006.     CERTIFICATES TO BE DELIVERED.

         The Bank will:

                  (1) deliver to a Responsible Officer of the Trustee forthwith upon becoming aware of any default or defaults in the performance of any covenant, agreement or condition contained in this Indenture, an Officers' Certificate specifying such default or defaults, and

                  (2) deliver to a Responsible Officer of the Trustee on or before a date not more than 120 days after the end of each fiscal year of the Bank ending after the date hereof, an Officers' Certificate stating that a review of the activities of the Bank during such year and of performance under this Indenture has been made under the supervision of such officers and stating whether or not, to the best knowledge of the signers, based on such review, the Bank is in default in the performance of any covenant, agreement or condition contained in this Indenture, and, if so, specifying each such default of which the signers have knowledge and the nature and status thereof.

SECTION 1007. MAINTENANCE OF BOOKS OF RECORD AND ACCOUNT; FINANCIAL STATEMENTS OF THE BANK.

         (a) The Bank will keep proper books of record and account in which full and correct entries will be made of its transactions in conformity with generally accepted accounting principles, except as may be required or permitted by applicable Federal or State law or rules, regulations or policy statements promulgated thereunder, including, but not limited to, the rules, regulations and policy statements of the OTS and the FDIC. The Bank will permit the Trustee and its agents, auditors, attorneys and counsel, at all reasonable times, to examine all the books of record and account of the Bank and to make copies and take extracts therefrom, and will from time to time furnish, or cause to be furnished, to the Trustee such information and statements as the Trustee may reasonably request, all as may be reasonably necessary for the purpose of determining performance or observance by the Bank of the covenants, conditions and obligations contained in this Indenture, but the Trustee will not be under any obligation to examine the books of record and account of the Bank. The Trustee will, and will cause its agents, auditors, attorneys and counsel to, keep all such information confidential in accordance with its customary procedures, except to the extent that disclosure thereof is required in connection with the performance of its duties hereunder.

         (b) The Bank will deliver to the Trustee and to each rating agency then rating any of the Notes, within 120 days after the expiration of each fiscal year of the Bank during which there are any Notes Outstanding, a consolidated statement of operations for such fiscal year and a consolidated statement of condition of the Bank and its consolidated subsidiaries as of the last day of such fiscal year. Such consolidated statements of operations and condition shall set forth in reasonable detail the results of operations for the period ended, and the financial condition of the Bank and its consolidated subsidiaries as at the date thereof, and shall be accompanied by the report or opinion of the independent public accountants who have audited the books of the Bank for such fiscal year. The Bank will also deliver to the Trustee and to each rating agency then rating any of the Notes, within 30 days after the filing thereof with the OTS, each quarterly report and each annual report filed by the Bank with the OTS.


                                 ARTICLE ELEVEN

                                LETTER OF CREDIT

SECTION 1101.     DELIVERY OF THE LETTER OF CREDIT.

         (a) On or prior to the date of the initial authentication and delivery of Notes, the Bank shall cause the FHLB of Atlanta, as issuer of the Letter of Credit, to deliver the Letter of Credit to the Trustee for the account of the Bank and for the purpose of assuring payment of the Notes. The Letter of Credit shall be in the form of Exhibit A hereto, shall be irrevocable and shall:

                  (1) identify the Trustee as the beneficiary thereof, for the benefit of Holders of Notes;

                  (2) have an original Credit Amount at least equal to the greater of $225,000,000 or the Note Face Value of all Notes to be Outstanding upon such initial authentication and delivery;

                  (3) have an effective date no later than the date of such initial authentication and delivery of Notes;

                  (4) have an expiration date which is a Business Day and which is no earlier than November 4, 2008 or such later date as the FHLB of Atlanta may agree to; and

                  (5) authorize the Trustee to draw upon the Letter of Credit at any time from the effective date until the close of the FHLB of Atlanta's business on the expiration date set forth in the Letter of Credit.

         (b) In connection with the issuance and delivery of the Letter of Credit, the Bank shall deliver to, and deposit with, the Trustee the following documents or instruments with respect to the Letter of Credit:

                  (1) a fully executed counterpart of the Reimbursement Agreement between the Bank and the FHLB of Atlanta, pursuant to which the FHLB of Atlanta has agreed to issue the Letter of Credit; and

                  (2) a fully executed counterpart of the Confirmation of Letter of Credit issued pursuant to the Reimbursement Agreement, the terms of which confirmation shall agree in every particular with the Letter of Credit delivered pursuant to this Section.

SECTION 1102.     ACCEPTANCE BY TRUSTEE.

         The Trustee declares that it will hold the Letter of Credit, together with any amounts held in any fund or account established pursuant to this Indenture and any proceeds of any draw upon the Letter of Credit, in trust for the use and benefit of all present and future Holders of Notes.

SECTION 1103. AMENDMENTS TO THE LETTER OF CREDIT; RENEWALS OF THE LETTER OF CREDIT; INCREASING OR REINSTATING THE CREDIT AMOUNT; REDUCTION OF THE CREDIT AMOUNT.

         Any amendment to the Letter of Credit, other than a reinstatement of or increase in the Credit Amount or an extension or renewal of the expiration date of the Letter of Credit, must be consented to by the Trustee in writing.

         Upon application by the Bank to the FHLB of Atlanta, and subject to the FHLB of Atlanta's regulations and credit guidelines, the expiration date of the Letter of Credit may be extended and the Letter of Credit may be renewed from time to time, by a Certificate of Renewal issued by the FHLB of Atlanta to the Trustee in the form of Exhibit F to the Letter of Credit, which shall be effective upon receipt by the Trustee. Any expiration date established by any Certificate of Renewal shall be a Business Day and shall not be earlier than the then existing expiration date of the Letter of Credit nor later than the date which is ten years from the effective date of such Certificate of Renewal or such later date as the FHLB of Atlanta may agree to.

         The Credit Amount may be increased from time to time or, as the same may be reduced by a drawing upon the Letter of Credit, may be reinstated by a Certificate Increasing the Credit Amount or a Certificate Reinstating the Credit Amount in the form of Exhibits E or C, respectively, to the Letter of Credit which shall be effective upon receipt by the Trustee.

         In addition, the Bank may, subject to the provisions of this Section, reduce the Credit Amount of the Letter of Credit from time to time by presentation to the Trustee of a Reduction Certificate. Upon receipt by the Trustee of a Reduction Certificate, the Bank shall determine the Note Face Value, which calculation shall be confirmed by the Trustee. If the Credit Amount, after giving effect to the Reduction Certificate, shall be equal to or greater than the Note Face Value of the Notes Outstanding as verified by the Trustee, the Trustee shall consent to such Reduction Certificate as provided thereon and shall present such Certificate to the FHLB of Atlanta.

SECTION 1104.     SUBSTITUTE LETTER OF CREDIT.

         At the direction of the FHLB of Atlanta, the Letter of Credit may be replaced with a Substitute Letter of Credit provided that:

                  (1) The FHLB of Atlanta certifies that its direction to replace the Letter of Credit and the Substitute Letter of Credit are in compliance with and pursuant to the Reimbursement Agreement;

                  (2) such Substitute Letter of Credit:

                           (a) is in the form of Exhibit A hereto;

                           (b) is irrevocable;

                           (c) is issued by the FHLB of Atlanta to the Trustee
                  as the beneficiary thereof for the benefit of Holders of the Notes;

                           (d) has a Credit Amount at least equal to the Note
                  Face Value of the Notes Outstanding;

                           (e) has an expiration date which is no earlier than
                  the latest Stated Maturity of any Note Outstanding plus two Business Days or such later date as the FHLB of Atlanta may agree to and an effective date which is no later than the date of replacement;

                           (f) is otherwise identical to the outstanding Letter
                  of Credit; and

                  (3) the Trustee receives written confirmation from Moody's and S&P (in each case, if then in the business of rating securities such as the Notes) that replacement of the Letter of Credit with such Substitute Letter of Credit will not, in and of itself, reduce or result in the withdrawal of any rating on the Notes then in effect.

SECTION 1105.     INSPECTION OF DOCUMENTS BY HOLDERS OF NOTES.

         The Trustee shall keep fully executed or conformed copies of this Indenture, the Letter of Credit and the Reimbursement Agreement (together with all amendments, modifications, supplements, waivers and consents made or given with respect hereto and thereto) on file at its Corporate Trust Office and shall provide to the Holder of any Note or by an officer, employee or agent of such Holder, provided that the person purporting to be such Holder establishes to the satisfaction of the Trustee he is in fact such Holder and, in cases where inspection is sought to be made by a person purporting to be an officer, employee or agent of such Holder, that such person submits evidence satisfactory to the Trustee of his authority to make inspection on behalf of such Holder. The Bank shall promptly advise the Trustee of any amendment, modification, waiver or consent made or given with respect to the Reimbursement Agreement, and promptly after the effectiveness thereof, shall furnish a fully executed or conformed copy of such amendment, modification, waiver or consent to the Trustee.


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





                                 ARTICLE TWELVE

                                PAYMENT OF NOTES

SECTION 1201.     ESTABLISHMENT OF NOTE ACCOUNT.

         At the time of the execution and delivery of this Indenture, and for the purposes of this Indenture, the Trustee shall establish a special purpose trust account for the benefit of Holders of Notes to be referred to herein as the "Note Account" and over which the Trustee shall have exclusive control and the sole right of withdrawal. Any and all funds at any time on deposit in, or otherwise to the credit of, the Note Account shall be held in trust by the Trustee for the benefit of Holders of Notes. Except as provided in Section 1203 hereof, the only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Note Account shall be to pay the interest on and principal of the Notes in accordance with their terms and the provisions of this Indenture. The Trustee agrees to give the Bank and the FHLB of Atlanta immediate notice if the Note Account or any funds on deposit in, or otherwise to the credit of, the Note Account shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. Neither the Bank nor the FHLB of Atlanta shall have any legal, equitable or beneficial interest in the Note Account.

SECTION 1202.     PAYMENT OF NOTES; DRAWS UPON THE LETTER OF CREDIT.

         (a) The Trustee agrees that, to the extent sufficient funds are available in the Note Account or are available subject to a drawing under the Letter of Credit, the Trustee shall, subject to Section 1003, make payment from such available funds of interest on and principal of the Notes as herein provided.

         (b) By 10:00 a.m. (Atlanta, Georgia time) on the third Business Day before each Payment Date, the Bank shall remit to the Trustee in immediately available funds for deposit in the Note Account the amount payable on the Notes on such Payment Date. Each such date on which the Bank is required to remit funds to the Trustee for deposit in the Note Account is hereinafter referred to as a "Note Account Deposit Date."

         (c) As promptly as may be practicable on each Note Account Deposit Date, the Trustee shall determine whether sufficient immediately available funds are then on deposit in the Note Account (for purposes hereof, funds shall not be considered immediately available to the extent they are subject to any writ, order, judgment, warrant of attachment, execution or similar process) to enable the Trustee to pay when due the interest and Redemption Premium, if any, on, and principal of, each Note due on the next succeeding Payment Date. If, at such time, the immediately available funds then on deposit in the Note Account are insufficient to pay all of such interest, Redemption Premium, if any, and principal in full when due, then the Trustee shall promptly notify the Bank by telephone, and, if the Trustee has not received from the Bank by 3:15 p.m. (Atlanta, Georgia time) on such Note Account Deposit Date, sufficient immediately available funds to pay all the interest, Redemption Premium, if any, and principal due on the Notes on the next succeeding Payment Date, then on the Business Day immediately following such Note Account Deposit Date, the Trustee shall, no later than 4:45 p.m. (Atlanta, Georgia time), make a demand for payment in accordance with the terms of the Letter of Credit in an amount equal to the amount due on the Notes on such Payment Date less the amount of immediately available funds then on deposit in the Note Account. Pursuant to the Letter of Credit, if the FHLB of Atlanta receives a conforming drawing certificate not later than 4:45 P.M., Atlanta, Georgia time, it will on the second Business Day thereafter make available to the Trustee immediately available funds in the amount of the drawing not later than 10:00 A.M., Atlanta, Georgia time. If the FHLB of Atlanta receives a conforming drawing certificate after 4:45 P.M., Atlanta, Georgia time, such drawing shall be deemed to have been received on the next succeeding Business Day. If the Trustee receives notice from the FHLB of Atlanta that a demand for payment under the Letter of Credit is non-conforming, the Trustee will take prompt steps to submit to the FHLB of Atlanta a conforming demand. The Trustee, to the extent that it has taken all steps required hereunder and pursuant to the Letter of Credit to present to the FHLB of Atlanta a conforming drawing certificate on a timely basis, shall not be liable for the failure of the FHLB of Atlanta to make a disbursement of the proceeds of such Letter of Credit to the Trustee.

         (d) Any funds received by the Trustee as a result of any drawing or demand for payment under the Letter of Credit shall be applied by the Trustee, subject to Section 1003, together with the funds, if any, to be withdrawn from the Note Account, directly to the payment in full of the interest, Redemption Premium, if any, and principal payments due on the Notes (including Notes held for the Trustee's own account). Funds received by the Trustee as a result of any drawing or demand for payment under the Letter of Credit shall be held by the Trustee until disbursed to Holders of Notes in a separate trust account established for this purpose for the benefit of the Holders of Notes, and shall not be deposited in the Note Account or applied or used for any other purpose whatsoever.

SECTION 1203.     INVESTMENT OF FUNDS IN THE NOTE ACCOUNT.

         Any immediately available funds remitted by the Bank to the Trustee for deposit in the Note Account in accordance with Section 1202(b) hereof shall, between the date such funds are remitted to the Trustee and the next succeeding Payment Date, be invested by the Trustee at the written direction of the Bank in the following permitted investments ("Permitted Investments"): (i) direct obligations of the United States, (ii) repurchase agreements with respect to such direct obligations with the lead bank (which may include the Trustee if the Trustee so qualifies) of a bank holding company the senior debt of which has a rating of at least "Aaa" from Moody's and "AAA" by S&P, or (iii) such other investments as may be acceptable to the rating agency or agencies rating the Notes, such acceptability to be evidenced in writing, which would not result in a reduction or withdrawal of the rating on the Notes by any such rating agency or agencies; PROVIDED, HOWEVER, that such Permitted Investments shall mature or be redeemable at par at the option of the holder within such periods as to permit timely payments in respect of the Notes. If as a result of any investment by the Trustee in Permitted Investments listed above, there shall be insufficient immediately available funds in the Note Account to pay when due the interest and Redemption Premium, if any, on, and principal of, the Notes with respect to which the funds were deposited by the Bank, the Trustee shall promptly and in any event prior to or on the Payment Date of such payments notify the Bank of such deficiency and the Bank shall deposit additional funds for the payment of Notes in the amount of such insufficiency prior to or at the opening of business on the earlier of (i) the following Business Day and (ii) the Payment Date of such payments. Any funds remaining in the Note Account on any Payment Date after payment in full of all amounts of interest, Redemption Premium, if any, and principal due on the Notes on such Payment Date shall belong to the Bank and be returned to the Bank at its written direction; PROVIDED, HOWEVER, that no such withdrawal will be permitted if as a result thereof the Note Face Value of the Notes Outstanding would exceed the Credit Amount. Subject to Section 601, the Trustee shall have no liability for losses to the Note Account caused by investments made according to the terms of this Section 1203. Interest shall not accrue on uninvested funds.

SECTION 1204.     NOTE ACCOUNT STATEMENTS.

         The Trustee shall give the Bank a monthly statement reflecting all deposits to and withdrawals from the Note Account since the date of the last statement furnished pursuant to this Section.


                                ARTICLE THIRTEEN

                               REDEMPTION OF NOTES

SECTION 1301.     MANDATORY REDEMPTION.

         (a) The Notes may not be redeemed at the option of the Bank prior to the Stated Maturity of the Notes.

         (b) However, the Notes are subject to mandatory redemption, and the Trustee shall call for redemption all Notes Outstanding, upon the occurrence of any of the following events:

                  (1) if any payment of principal of or interest on any Note has been made with funds drawn under the Letter of Credit and the Trustee does not receive from the FHLB of Atlanta a Certificate Reinstating the Credit Amount (in the form described in Section 1103 hereof) reinstating the Credit Amount in full by the close of business of the fifth Business Day after the date the Trustee submitted a drawing certificate under the Letter of Credit;

                  (2) if an Event of Default specified in clauses (1), (2) or
         (3) of Section 501 shall have occurred; or

                  (3) if an Event of Default other than those specified in clauses (1), (2) and (3) of Section 501 shall have occurred and a declaration of acceleration has been made pursuant to Section 502 and such declaration of acceleration has not been rescinded prior to the giving of notice of redemption by the Trustee.

         Notwithstanding the foregoing, the Notes are not subject to redemption upon the occurrence of an event specified in clause (b)(1) of this Section or an Event of Default specified in clause (3) of Section 501 if (i) the Trustee receives from the FHLB of Atlanta a Certificate Reinstating the Credit Amount reinstating the Credit Amount in full prior to the giving of notice of redemption by the Trustee and (ii) no other Event of Default shall have occurred and be continuing.

         Any redemption of Notes required by this Section 1301 shall be made in accordance with this Article Thirteen, shall be made in whole, but not in part, on any date, and shall be at a Redemption Price equal to the principal amount of the Notes plus interest accrued thereon to the Redemption Date plus, in the case of Designated Fixed Rate Notes only, the Redemption Premium for such Notes. There shall be no Redemption Premium in respect of Notes that bear a floating rate of interest.

SECTION 1302.     REDEMPTION DATE.

         In the event the Notes are to be redeemed pursuant to Section 1301, the Trustee shall establish the Redemption Date as follows:

                  (1) In the case of redemption pursuant to Section 1301(b)(1), the Redemption Date shall be a Business Day not more than ten (10) days after the end of the period of five Business Days allotted for receipt by the Trustee of the Certificate Reinstating the Credit Amount; and

                  (2) In the case of redemption pursuant to clause (2) or (3) of
         Section 1301(b), the Redemption Date shall be a Business Day not more than ten (10) days after the occurrence of the Event of Default or the declaration of acceleration, as the case may be.

SECTION 1303.     NOTICE OF REDEMPTION.

         Notice of redemption shall be given by first class mail, postage prepaid, mailed not less than six (6) days prior to the Redemption Date, to each Holder of Notes to be redeemed, at his last address appearing in the Note Register on the record date for the giving of such notice of redemption (the "Redemption Record Date"). The Redemption Record Date shall be as set by the Trustee. In addition, in the case of Designated Fixed Rate Notes, notice of redemption shall also be given by facsimile to the Quotation Agent for receipt by such Quotation Agent no later than six (6) days prior to the Redemption Date.

         All notices of redemption shall state:

                  (1) a description of the issue, including Cusip number, if any,

                  (2) the Redemption Date,

                  (3) that on the Redemption Date the Redemption Price will become due and payable upon each Note, and that interest thereon shall cease to accrue on and after said date, and

                  (4) the place or places where the Notes are to be surrendered for payment of the Redemption Price, which shall include the office or agency of the Bank maintained in accordance with Section 1002.

         Notice of redemption of Notes shall be given by the Trustee in the name of and at the expense of the Bank.


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





SECTION 1304.     DEPOSIT OF REDEMPTION PRICE.

         In accordance with Section 1202(b), the Bank shall remit to the Trustee an amount of money sufficient to pay the Redemption Price of all Notes on the Note Account Deposit Date prior to the Redemption Date.

SECTION 1305.     NOTES PAYABLE ON REDEMPTION DATE.

         Notice of redemption having been given as aforesaid, the Notes shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and on and after such date (unless the Bank shall default in the payment of the Redemption Price) the Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Bank at the Redemption Price in accordance with the terms thereof and of the Indenture.

         If any Note called for redemption shall not be so paid upon surrender thereof for redemption and if funds for all amounts payable upon such redemption shall not be on deposit with the Trustee, the principal, and Redemption Premium, if applicable (and, to the extent that interest thereon shall be legally enforceable, the interest), shall, until paid, bear interest from the Redemption Date at the rate borne by the Note.


                                ARTICLE FOURTEEN

                          MEETINGS OF HOLDERS OF NOTES

SECTION 1401.     PURPOSES FOR WHICH MEETINGS MAY BE CALLED.

         A meeting of Holders of Notes may be called at any time and from time to time pursuant to this Article for any of the following purposes:

                  (1) to give any notice to the Bank or to the Trustee, or to give any directions to the Trustee, or to waive any default hereunder and its consequences, or to take any other action authorized to be taken by Holders of Notes pursuant to Article Five;

                  (2) to remove the Trustee and appoint a successor Trustee pursuant to Section 609;

                  (3) to consent to the execution of an indenture supplemental hereto pursuant to Section 902; or

                  (4) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or an indenture supplemental hereto or under applicable law.


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





SECTION 1402.     PLACE OF MEETINGS.

         Meetings of Holders of Notes may be held at such place in New York, New York, or in such other place in the United States, as the Trustee, or, in the case of its failure to act, the Bank or the Holders of Notes calling the meeting, shall from time to time determine.

SECTION 1403.     CALL AND NOTICE OF MEETINGS.

         (a) The Trustee may at any time call a meeting of Holders to be held at such time and at such place in the location designated in Section 1402 as the Trustee shall determine. Notice of every meeting of Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given in the manner provided in Section 106 not less than 10 nor more than 120 days prior to the date set for such meeting to each Holder affected by the business to be submitted to such meeting. The Trustee may fix, in advance, a date as the record date for determining the Holders entitled to notice of or to vote at any such meeting not less than 25 nor more than 135 days prior to the date fixed for such meeting.

         (b) In case at any time the Bank or the Holders of at least 10% in aggregate principal amount of outstanding Notes affected by the business to be submitted to the meeting, shall, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, have requested the Trustee to call a meeting of Holders to take any action authorized to be taken under Section 1401 and the Trustee shall not have given notice of such meeting within 20 days after receipt of such request, then the Bank or the Holders of Notes in the amount above specified may determine the time and the place for such meeting pursuant to Section 1402, the record date for determining the Holders entitled to notice of or to vote at such meeting, and may call such meeting by giving notice thereof at the time and in the manner as provided in subsection (a) of this Section.

SECTION 1404.     PERSONS ENTITLED TO VOTE AT MEETINGS.

         To be entitled to vote on any particular item of business at any meeting of Holders, a Person shall be (i) a Holder of one or more Outstanding Notes affected by such item of business or (ii) a Person appointed by an instrument in writing as proxy by a Holder of one or more such Notes. The only Persons who shall be entitled to be present or to be heard at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Bank and its counsel, provided that the Persons entitled to vote at such meeting and their counsel shall be entitled to speak only as to items of business on which such Persons are entitled to vote.

SECTION 1405.     CONDUCT OF MEETINGS; ADJOURNMENT.

         (a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders in regard to proof of the holding of Notes and of the appointment of proxies (subject to the provisions of Section 104), the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.

         (b) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Bank or by Holders as provided in Section 1403, in which case the Bank or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote.

         (c) Subject to the provisions of Section 1404, at any meeting each Holder or proxy shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him; PROVIDED, HOWEVER, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not Outstanding and ruled, by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder or proxy. Any meeting of Holders duly called pursuant to the provisions of Section 1403 at which a quorum is present may be adjourned from time to time, by the Holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote, and the meeting may be held as so adjourned without further notice.

         (d) At any meeting of Holders, the presence of Persons holding or representing Notes in an aggregate principal amount sufficient to take action upon the business for the transaction of which such meeting was called shall constitute a quorum, but, if less than a quorum be present, the Persons holding or representing a majority in aggregate principal amount of the Notes represented at the meeting may adjourn such meeting with the same effect, for all interests and purposes, as though a quorum had been present, and the meeting may be held as so adjourned without further notice.

         (e) Any resolution passed, or action or decision taken, at any meeting of Holders duly held in accordance with this Section shall be binding on all Holders, whether or not present or represented at the meeting.

SECTION 1406.     MANNER OF VOTING.

         The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders or proxies and the serial numbers of the Notes held or represented by them. The permanent chairman of the meeting shall appoint an inspector of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting a verified written report in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the permanent secretary of the meeting and there shall be attached to said record the original report of the inspector of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 1403. The record shall be signed and verified by the affidavits of the permanent chairman and permanent secretary of the meeting and one of the duplicates shall be delivered to the Bank and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto or be accompanied by the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

SECTION 1407.     CALL OF MEETINGS NOT TO HINDER TRUSTEE OR HOLDERS.

         Nothing in this Article contained shall be deemed or construed to authorize or permit, by reason of any call of a Holders' meeting or the exercise of any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any rights conferred upon or reserved to the Trustee or to the Holders under the provisions of this Indenture or any indenture supplemental hereto or of the Notes.


                                 ARTICLE FIFTEEN

                  APPOINTMENT OF TRUSTEE AS CALCULATION AGENT

SECTION 1501.     APPOINTMENT OF TRUSTEE AS CALCULATION AGENT; DUTIES.

         The Bank hereby appoints the Trustee as the initial Calculation Agent in respect of, and for the purposes set forth in, Notes that bear interest at a floating rate. The Trustee agrees to accept its obligations as Calculation Agent as set forth herein.


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





SECTION 1502.     CALCULATION OF BASE RATES.

         The Trustee shall determine the Base Rates and communicate the same to the Bank in the manner provided in the Notes and upon the terms and conditions contained herein. The Trustee shall notify by telephone or electronic transmission the applicable Agents (at the Agents' notice addresses set forth in the Distribution Agreement) of such Base Rate calculation on the applicable Calculation Date (defined herein below).

SECTION 1503.     STATUS OF CALCULATION AGENT.

         Any acts of the Trustee in its capacity as Calculation Agent or in connection with the Notes shall be solely as agent of the Bank and shall not create or imply any obligation to, or any relationship with, the Holders of the Notes in respect of its duties as Calculation Agent.

SECTION 1504.     RIGHTS AND LIABILITIES OF CALCULATION AGENT.

         The Trustee, in its capacity as Calculation Agent, shall incur no liability for, or in respect of, any action taken or omitted to be taken, or anything suffered by it in reliance upon any Note, written instruction, notice, request, direction, certificate, affidavit, statement or other paper, document or communication reasonably believed by it to be genuine. Any order, certificate, affidavit, instruction, notice, request, direction, statement or other communication from the Bank made or given by it and sent, delivered or directed to the Trustee, in its capacity as Calculation Agent, under, pursuant to or as permitted by any provision herein contained shall be sufficient if such communication is in writing and signed by any officer of the Bank, who prior thereto has been designated in writing by the Bank as authorized to make such communications, such designation having been delivered to the Trustee. The Trustee, as Calculation Agent, may consult with counsel satisfactory to it and the advice or opinion of such counsel shall be full and complete authorization and protection with respect to any action taken, omitted to be taken, or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

SECTION 1505.     DUTIES OF CALCULATION AGENT.

         The Trustee, as Calculation Agent, shall be obligated to perform such duties and only such duties as are specifically set forth herein and in the Notes. Any order, certificate, notice, request, direction or other communication from the Bank made or given by it shall be sufficient if signed by any officer of the Bank.

SECTION 1506.     TERMINATION, RESIGNATION OR REMOVAL OF CALCULATION AGENT.

         (a) The Trustee may at any time resign as Calculation Agent by giving no less than 30 days written notice to the Bank unless the Bank agrees in writing to a shorter time. The Bank may terminate the Trustee as Calculation Agent at any time by giving written notice to the Trustee and specifying the date when the termination of its status as Calculation Agent shall become effective; however, the Trustee, as Calculation Agent, hereby agrees that no termination by it or by the Bank shall become effective prior to the date of the appointment by the Bank of a successor Calculation Agent meeting the requirements of Section 1002 hereof and the acceptance of such appointment by such successor Calculation Agent. Upon termination by either party under this Section, the Trustee shall be entitled to the payment of any amount owed to it by the


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





Bank for its services as Calculation Agent and to the reimbursement of all reasonable expenses incurred in connection with the services rendered by it hereunder, and the provisions of Section 1507 shall remain in effect.

         (b) Any successor Calculation Agent appointed shall execute and deliver to the Trustee and to the Bank an instrument accepting such appointment, and thereupon such successor Calculation Agent shall, without any further act, deed or conveyance, become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of Calculation Agent, and with like effect as if originally named as Calculation Agent hereunder and the Trustee shall thereupon be obligated to transfer and deliver, and such subsequent Calculation Agent shall be entitled to receive, copies of any relevant records maintained by the Trustee.

SECTION 1507.     INDEMNIFICATION.

         The Bank agrees to indemnify and hold harmless the Trustee, its officers and employees, in each case in respect of the Trustee's role as Calculation Agent, from and against all actions, claims, damages, liabilities, losses and expenses (including legal fees and expenses) relating to or arising out of actions or inactions in its capacity as Calculation Agent, except actions, claims, damages, liabilities, losses and expenses caused by the negligence or willful misconduct of the Trustee, its officers or employees, in each case in respect of the Trustee's role as Calculation Agent.

                                   * * * * *

         This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.


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





         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.


                                         BANKUNITED, FSB

                                       By
                                            -----------------------------------

[SEAL]

Attest
       ---------------------------


                                         THE BANK OF NEW YORK

                                       By
                                            -----------------------------------

Consented and Agreed to:

FEDERAL HOME LOAN BANK OF
ATLANTA

By
   -------------------------------
         Authorized Signatory


By
   -------------------------------
         Authorized Signatory


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





STATE OF FLORIDA           )
                           )        ss.:
COUNTY OF MIAMI-DADE       )

         On this __ day of __________________, before me, a notary public in and for said State, personally appeared __________________________, known to me to be the __________________________ of BANKUNITED, FSB, one of the entities that executed the within instrument, and also known to me to be the persons who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument pursuant to its By-Laws or a resolution of its Board of Directors.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                            -----------------------------------
                                            NOTARY PUBLIC

STATE OF NEW YORK          )
                           )       ss.:
COUNTY OF NEW YORK         )

         On this __ day of ______________, before me, a notary public in and for said State, personally appeared __________________________________, known to me to be the __________________________________ of THE BANK OF NEW YORK, one of the
entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument pursuant to its By-Laws or a resolution of its Board of Directors.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                            -----------------------------------
                                            NOTARY PUBLIC

STATE OF GEORGIA           )
                           )       ss.:
COUNTY OF FULTON           )

         On this __ day of __________________, before me, a notary public in and for said State, personally appeared ____________________________ and ____________________________, known to me to be the ___________________________
and ___________________________ of the FEDERAL HOME LOAN BANK OF ATLANTA, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument pursuant to its By-Laws or a resolution of its Board of Directors.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                            -----------------------------------
                                            NOTARY PUBLIC

                                                                       EXHIBIT A

                                LETTER OF CREDIT






































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